UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2008 (December 2, 2008)

Theater Xtreme Entertainment Group, Inc.
(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Corporate Boulevard, Suite E, Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(302) 455-1334

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

Theater Xtreme Entertainment Group, Inc. is suspending its operations and suspending the employment of all executive officers and employees of the Company effective as of the close of business on December 2, 2008. The company is suspending its operations due to having an insufficient amount of cash on hand. The Company hopes this suspension will be temporary and certain members of senior management, who will serve on a voluntary basis, are engaged in discussions to obtain funding in order to continue operations. The Company can make no assurances that it will obtain adequate funding to re-start its operations, and in the event the Company fails to do so, the Company’s board of directors has authorized the Company to seek bankruptcy court protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

December 2, 2008	By:	/s/ Robert Oberosler
	Name:	Robert Oberosler
	Title:	Chief Executive Officer